                                                                   Exhibit 99(p)


                              BT Investment Funds
                             BT Institutional Funds
                                BT Adviser Funds
                            BT Investment Portfolios
                         Stand Alone NY Business Trusts
                                BT Pyramid Funds
                      Deutsche Asset Management VIT Funds
                        Morgan Grenfell Investment Trust
                          Consolidated Code of Ethics


I.   General
     -------

Rule 17j-1 under the Investment Company Act of 1940 (the "1940 Act") makes it unlawful for investment company personnel and other "Access Persons" to engage in "fraudulent, deceptive or manipulative" practices in connection with their personal transactions in securities when those securities are held or to be acquired by an investment company. The Rule also requires every investment company, the investment company's investment Adviser and, in certain cases, the investment company's principal underwriter, to adopt a Code of Ethics containing provisions "reasonably necessary to prevent" such prohibited practices.

This document constitutes the Code of Ethics required by Rule 17j-1 for the "Funds", as defined in Appendix A. Appendix A also provides certain other
                       ----------   ----------
definitions for entities which are referenced in this Code of Ethics.


II.  Definitions
     -----------

For purposes of this Code, the following terms have the meanings set forth as follows:

A.   "Access Person" means:
      -------------

     1.  Any director, trustee or officer of a Fund, Adviser or Sub-Adviser/1/;

-----------------------------
/1/ If an Advisor or Sub-Advisor is primarily engaged in a business other than advising funds or advisory clients within the meaning of Section (a)(1)(B) of Rule 17j-1 under the 1940 Act, "Access Person" means any director, officer or Advisory Person of an Advisor or Sub-Advisor who, with respect to a Fund for which such entity acts as Advisor or Sub-Advisor, makes any recommendation, participates in the determination of which recommendation shall be made, or whose principal function or duties relate to the determination of which recommendation shall be made or who, in connection with his or her duties, obtains any information concerning securities recommendations being made by such investment advisor or sub-advisor to the Fund.

     2. Every "Advisory Person" of a Fund, Adviser or Sub-Adviser. An "Advisory Person" is:

         (a) any employee who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the Purchase or Sale of a Security by a Fund, or whose functions relate to the making of any recommendations with respect to such Purchases or Sales; and

         (b) any natural person in a Control relationship to a Fund, Adviser or Sub-Adviser who obtains information concerning recommendations made to the Fund with regard to the Purchase or Sale of a Security by the Fund; and

     3. Any director, trustee or officer of the Distributor who in the ordinary course of his or her business makes, participates in or obtains information regarding the Purchase or Sale of Securities for the Funds or whose functions or duties as part of the ordinary course of his or her business relate to the making of any recommendation to the Funds regarding any Purchase or Sale of Securities.

B.   "Beneficial Ownership" of a Security is to be determined in the same manner
      --------------------
     as it is for purposes of Section 16a1-(a)(2) of the Securities Exchange Act of 1934. This means that a person should generally consider himself or herself the beneficial owner of any securities of which he or she shares in the profits, even if he or she has no influence on voting or disposition of the securities.

C.   "Control" shall have the same meaning as that set forth in Section 2(a)(9)
      -------
     of the 1940 Act. Section 2(a)(9) defines "control" as the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Ownership of 25% or more of a company's outstanding voting securities is presumed to give the holder thereof control over the company. Such presumption may be countered by the facts and circumstances of a given situation.

D.   "Covered Persons" means any officer, director, trustee or employee of the
      ---------------
     Funds, Adviser, Sub-Advisers or Distributor.

E.   "Disinterested Director" means a director or trustee of a Fund who is not
      ----------------------
     an "interested person" of the Fund within the meaning of Section 2 (a)(19) of the Investment Company Act of 1940.

F.   "Purchase or Sale of a Security" means obtaining or disposing of
      ------------------------------
     "Beneficial Ownership" of that Security and includes, among other things, the writing of an option to purchase or sell a Security.

G.   "Security" shall have the same meaning as that set forth in Section
      --------
     2(a)(36) of the 1940 Act, except that it shall not include direct obligations of the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments (including repurchase agreements) and shares issued by registered, open-end investment companies.

III. General Principles Applicable to Covered Persons
     ------------------------------------------------

A.   Introduction
     ------------

     Although certain provisions of this Code of Ethics apply only to Access Persons, all Covered Persons are subject to the prohibitions of Rule 17j-1 against fraudulent, deceptive and manipulative practices and to the general fiduciary principles as set forth in III.B. and III.C. below.

     Every Covered Person should appreciate the need to behave in an ethical manner with respect to the Funds. In particular, all Covered Persons who are involved in any way with the activities of a Fund should be wary of any potential conflicts between their duty of loyalty to a Fund and their own financial interests, particularly with respect to their own securities trading activities. Covered Persons should take care to preserve the confidentiality of the Funds' business affairs. Covered Persons who are not "Access Persons" but who become aware of proposed fund securities transactions should not engage in transactions in those same securities without the permission of the Secretary of the Fund. Otherwise, Covered Persons who are not Access Persons are not limited in their personal securities transactions by this Code, but such Covered Persons are encouraged to consult with the Secretary of the Funds if they have any doubts about the applicability of the Code of Ethics to any proposed transaction.

B.   Statement of General Fiduciary Principles
     -----------------------------------------

     The following principles are the policy of the Funds and are the obligations of all Covered Persons:

     1. It is the duty of all Covered Persons at all times to place the interests of Fund shareholders first.

     2. All personal securities transactions must be conducted in such manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility.

     3. Covered Persons must not take inappropriate advantage of their positions or the information they acquire, with or on behalf of a Fund, Adviser, Sub-Adviser and/or Distributor, to the detriment of shareholders of the Funds.

C.   Fraudulent Practices
     --------------------

     Rule 17j-1 makes it unlawful for any Covered Person, in connection with a Fund with which such Covered Person has a relationship, to:

     1.  employ any device, scheme or artifice to defraud a Fund;

     2. make to a Fund any untrue statement of a material fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

     3. engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon a Fund; or

     4.  engage in any manipulative practice with respect to a Fund.


IV.  Requirements Applicable to Disinterested Directors
     --------------------------------------------------

A.   Exceptions to Quarterly Transaction Report Requirement.  Not withstanding
     ------------------------------------------------------
     the provisions of IV.B., a Disinterested Director is required to complete a Quarterly Transaction Report only if the Disinterested Director knew or, in
                                  -----
     the ordinary course of fulfilling his official duties as a Fund director or trustee should have known, that during the 15-day period immediately before or after the director's or trustee's transaction, such Security is or was Purchased or Sold, or considered for Purchase or Sale, by a Fund./2/

B.   Quarterly Transaction Reports. Subject to the exception set forth in IV.A.,
     -----------------------------
     no later than 10 days following the end of the calendar quarter to which such report relates, each Disinterested Director shall report to the Secretary of the Funds the following information on the form attached as Appendix B to this Code:
     ----------

     With respect to transactions in any Security in which such Disinterested Director has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership in the Security:

     . the date of the transaction, title, interest rate (if applicable), number of shares and principal amount of each Security involved;

     .  the type of transaction (i.e., purchase, sale or any other type of
                                 ---
        acquisition or disposition);

     .  the price of the Security at which the transaction was effected;

-----------------------------
/2/ This reporting requirement shall not be applicable to securities traded by passively managed index funds.

     . the name of the broker, dealer or bank with or through whom the transaction was effected;

     .  the date the report was submitted.


V.   Requirements Applicable to Adviser, Sub-Adviser and  Distributors
     -----------------------------------------------------------------

A. The requirements of this Code of Ethics are not applicable to any Access Person who is subject to a separate Code of Ethics adopted by an Advisor, Sub-Advisor or Distributor of a Fund (as such terms are defined in Appendix A), provided that:
     ----------

     1. such Code of Ethics complies with the requirements of Rule 17j-1 and has been approved by the Board of Directors or Trustees of the Fund; and

     2. such Advisor, Sub-Advisor or Distributor has certified to the Board of Directors or Trustees of the Fund that it has adopted procedures reasonably necessary to prevent Access Persons from violating such Code of Ethics.

B.   Each Advisor, Sub-Advisor and Distributor shall:

     1. submit to the Fund a copy of its Code of Ethics adopted pursuant to Rule 17j-1;

     2. promptly report to the Fund in writing any material amendments to such Code;

     3. furnish to the Fund upon request (and in any event no less than quarterly) written reports which:

         a. describe any issues arising under its Code of Ethics or procedures during the period specified including (but not limited to) information about material violations of the Code or procedures and sanctions imposed in response to material violations; and

         b. certify that it has adopted procedures reasonably necessary to prevent Access Persons from violating its Code.

                                   APPENDIX A
                                   ----------

                               ENTITY DEFINITIONS
                               ------------------

"Fund" shall mean each of the following and any series of the following hereafter designated:

     BT Investment Funds
     -------------------

     Cash Management Investment
     Intermediate Tax Free - Investment Class
     Tax Free Money Investment
     NY Tax Free Money Investment
     Treasury Money Investment
     International Equity
     Mid Cap - Investment Class
     Lifecycle Long Range - Investment Class
     Lifecycle Mid Range - Investment Class
     Lifecycle Short Range - Investment Class
     Small Cap - Investment Class
     Quantitative Equity - Investment Class
     Quantitative Equity - Institutional Class
     PreservationPlus Income
     Global Equity Fund

     BT Institutional Funds
     ----------------------

     Cash Management Institutional
     Cash Reserves Institutional
     Treasury Money Institutional
     International Equity Institutional Class I
     International Equity Institutional Class II
     Equity 500 Index Premier
     Liquid Assets Institutional
     Daily Assets Institutional
     Treasury Assets Institutional
     Global Equity Fund

     BT Advisor Funds
     ----------------

     EAFE Equity Index -  Premier Class
     Small Cap Index - Premier Class
     U.S. Bond Index - Premier Class

     BT Investment Portfolios
     ------------------------

     Liquid Assets Portfolio
     Asset Management Portfolio II
     Asset Management Portfolio III
     Small Cap Portfolio
     U.S. Bond Index Portfolio
     Small Cap Index Portfolio
     EAFE(R) Equity Index Portfolio
     PreservationPlus Portfolio
     PreservationPlus Income Portfolio
     Global Equity Portfolio
     Quantitative Equity Portfolio
     Daily Assets Portfolio

     Stand Alone NY Business Trusts
     ------------------------------

     Cash Management Portfolio
     Intermediate Tax Free Portfolio
     Tax Free Money Portfolio
     NY Tax Free Money Portfolio
     Treasury Money Portfolio
     International Equity Portfolio
     Equity 500 Index Portfolio
     Capital Appreciation Portfolio
     Asset Management Portfolio

     BT Pyramid Mutual Funds
     -----------------------

     Money Market Investment
     Equity 500 Index Investment
     Asset Management - Premier Class
     Equity Appreciation - Institutional Class
     PreservationPlus - Investment Class
     PreservationPlus - Institutional Class
     PreservationPlus - Institutional Service Class

     Deutsche Asset Management VIT Funds
     -----------------------------------

     International Equity
     Small Cap
     EAFE(R) Equity Index
     U.S. Bond Index
     Equity 500 Index
     Small Cap Index

     Morgan Grenfell Investment Trust
     --------------------------------

     International Select Equity
     European Equity
     International Small Cap Equity
     Emerging Markets Equity
     Global Fixed Income
     International Fixed Income
     Emerging Markets Debt

     (each of the foregoing, an "MGIT International Fund")

     Fixed Income
     Municipal Bond
     Short-Term Fixed Income
     Short-Term Municipal Bond
     High Yield Bond Fund
     Smaller Companies
     MicroCap

     (each of the foregoing, an "MGIT Domestic Fund")

     DP Trust
     --------

Bankers Trust Co. (an "Adviser") is the investment adviser to each of the BT Investment Funds, the BT Institutional Funds, the BT Adviser Funds, the BT Investment Portfolios, the Stand Alone NY Business Trusts the BT Pyramid Mutual Funds and the Deutsche Asset Management VIT Funds. Deutsche Asset Management Investment Services Limited (an "Adviser") is the investment adviser to each of the MGIT International Funds except European Equity. Deutsche Asset Management, Inc. (an "Adviser") is the investment adviser to each of the MGIT Deutsche Asset Domestic Funds and European Equity and the DP Trust.

ICC Distributors, Inc. (a "Distributor") is the principal underwriter for each of the Funds except the Deutsche Asset Management VIT Funds, for which Provident Distributors, Inc. (a "Distributor") serves as the principal underwriter.

Bankers Trust Company (an "Administrator") is the administrator of each of the BT Investment Funds, the BT Institutional Funds, the BT Adviser Funds, the BT Investment Portfolios, the Stand Alone NY Business Trusts the BT Pyramid Mutual Funds and the Deutsche Asset Management. PFPC Inc. (an "Administrator") is the administrator of the VIT Funds. Deutsche Asset Management, Inc. (an "Administrator") is the Administrator for each of the MGIT International Funds, each of the MGIT Domestic Funds and the DP Trust.

                                   APPENDIX B
                                   ----------


  QUARTERLY PERSONAL SECURTIES TRANSACTIONS REPORT FOR DISINTERESTED DIRECTORS

A Disinterested Director is required to complete this report  ONLY IF the
                                                              -------
Director knew or, in the ordinary course of fulfilling his official duties as a Fund director or trustee should have known, that during the 15-day period immediately before or after the director's or trustee's transaction, such Security is or was Purchased or Sold, or considered for Purchase or Sale, by a Fund. Reports are due within 10 calendar days after the end of the calendar quarter.*

Name of Reporting Person:
                          ----------------------------------------------------
Calendar Quarter Ended:
                        ------------------------------------------------------


                            Securities Transactions
                            -----------------------

                              Number of                                Name of        Disclaim
               Name of         Shares,                                 Broker,       Beneficial
 Date of     Issuer and       Principal        Type of                Dealer or      Ownership?
Transaction   Title of         Amount,       Transaction    Price       Bank        (indicate by
n             Security      Maturity Date                             Effecting         "X")
                            and Interest                             Transaction         **
                              Rate (if
                             applicable)
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

I certify that I have included on this report all securities transactions required to be reported pursuant to the Code of Ethics.


-----------------------------------                -------------------------
Signature                                          Date

Please return this form to Felicia Emry, Deutsche Asset Management Mutual Funds Compliance, One South Street, Baltimore, Maryland 21202. Questions should be directed to Felicia Emry at 410-895-3826.



-----------------------------
* This reporting requirement shall not be applicable to trading activity in passively managed index funds
** If you do not want this report to be construed as an admission that you have Beneficial Ownership of a particular security, please indicate this by marking an "X" in the box.

                           DEUTSCHE ASSET MANAGEMENT


                                 CODE OF ETHICS



                                                                       May, 2000

                                                       Member of the
                                                       Deutsche Bank Group  [/]

                           DEUTSCHE ASSET MANAGEMENT

                                 CODE OF ETHICS

I.       Overview.....................................................................     1

II.      General Rule.................................................................     1

III.     Definitions..................................................................     2

IV.      Restrictions                                                                      3
                Blackout Period Restrictions..........................................     3
                New Issues (IPOs).....................................................     3
                Short-Term Trading....................................................     4
                Restricted List.......................................................     4
                Private Placements....................................................     4

V.       Compliance Procedures........................................................     4
                Designated Brokerage Accounts.........................................     4
                Pre-Clearance.........................................................     4
                Reporting Requirements................................................     5
                Confirmation of Compliance with Policies..............................     5

VI.      Other Procedures/Restrictions................................................     5
                Service on Boards of Directors........................................     5
                Gifts.................................................................     5
                Rules for Dealing with Governmental Officials and Political Candidates     7
                Confidentiality.......................................................     8

VII.     Sanctions....................................................................     8

VIII.    Interpretations and Exceptions...............................................     8

Appendix:

[ ]      Acknowledgement Form.........................................................     9
[ ]      Initial (and Annual) Holdings Report.........................................    10
[ ]      Deutsche Bank Policies and Procedures:.......................................    11
         -   Employee/Employee Related Trading
         -   Procedures for Establishing Brokerage Accounts (not yet effective for DeAM)
         -   Procedures for Pre-Clearing Personal Trades (not yet effective for DeAM)

                        DEUTSCHE ASSET MANAGEMENT - U.S.

                                 CODE OF ETHICS
--------------------------------------------------------------------------------

I.   Overview
     --------

This Code of Ethics ("Code") sets forth the specialized rules for business conduct and guidelines for the personal investing activities that generally are required of employees involved in the United States investment management areas of the Deutsche Bank Group and its affiliates (collectively "Deutsche Asset Management" or "DeAM")./1/

The provisions of this Code are effective May 26, 2000, and shall apply to all employees deemed to be "Access Persons" (see definition on next page) and such other employees as the Compliance Department ("Compliance") may determine from time to time. This Code supplements the Deutsche Bank Code of Professional Conduct, and Global Master Compliance Manual (available at http://compliance.cc.db.com) on the intranet. Each Access Person must observe those policies, as well as abide by the additional principles and rules set forth in this Code.

II.  General Rule
     ------------

DeAM employees will, in varying degrees, participate in or be aware of fiduciary and investment services provided to registered investment companies, institutional investment clients, employee benefit trusts and other types of investment advisory accounts. The fiduciary relationship mandates adherence to the highest standards of conduct and integrity.

Accordingly, personnel acting in a fiduciary capacity must carry out their duties for the exclusive benefit of the client accounts. Consistent with this fiduciary duty, the interests of DeAM clients take priority over the investment desires of DeAM and DeAM personnel. All DeAM personnel must conduct themselves in a manner consistent with the requirements and procedures set forth in this Code.

DeAM employees may also be required to comply with other policies imposing separate requirements. Specifically, they may be subject to laws or regulations that impose restrictions with respect to personal securities transactions, including, but not limited to, Section 17(j) and Rule 17j-1 under the Investment Company Act of 1940 (the "Act"). The purpose of this Code of Ethics is to ensure that, in connection with his or her personal trading, no Access Person shall conduct any of the following acts upon a client account:

  .  To employ any device, scheme or artifice to defraud;
  . To make any untrue statement of a material fact, or omit to state a material fact necessary in order to make the statement not misleading;
  . To engage in any act, practice or course of business that operates or would operate as a fraud or deceit; or
  .  To engage in any manipulative practice.


-----------------------------
/1/ Deutsche Asset Management is the marketing name for the asset management activities of Deutsche Bank AG, Deutsche Funds Management, Bankers Trust Company, DB Alex.Brown LLC, Deutsche Asset Management Inc. (formerly Morgan Grenfell Inc.), and Deutsche Asset Management Investment Services Limited.

III. Definitions
     -----------

  A. "Access Person" shall mean:

       (i) All employees of DeAM, including investment personnel, traders and portfolio managers who, in connection with their regular functions or duties, participate in making decisions or obtain information regarding the purchase or sale of a security by any client accounts, or whose functions relate to the making of any recommendations with respect to such purchases or sales;

       (ii) All natural persons in a control relationship to DeAM who obtain information concerning investment recommendations made to any client account. The term "control" shall have the same meaning as that set forth in Section 2(a)(9) of the Act; and

       (iii) Any other personnel with asset management responsibilities or frequent interaction with Access Persons as determined by Compliance (e.g., Legal, Compliance, Risk, Operations, Sales & Marketing, as well as long-term temporary employees and consultants).

  B. "Accounts" shall mean all securities accounts, whether brokerage or otherwise, and securities held directly outside of accounts, but shall not include open-end mutual fund accounts in which securities transactions cannot be effected.

  C. "Employee Related Account" of any person subject to this Code shall mean:

       (i)   The employee's own Accounts;

       (ii) The employee's spouse's Accounts and the Accounts of minor children and other members of the household (whether by marriage or similarly committed status) living in the employee's home;

       (iii) Accounts in which the employee, his/her spouse/domestic partner, minor children or other persons living in their home have a beneficial interest (i.e., share in the profits even if there is no influence on voting or disposition of the shares); and

       (iv) Accounts (including corporate Accounts and trust Accounts) over which the employee or his/her spouse/domestic partner exercises investment discretion or control.

       NOTE: ANY PERSON SUBJECT TO THIS CODE IS RESPONSIBLE FOR COMPLIANCE WITH
             THESE RULES WITH RESPECT TO ANY EMPLOYEE RELATED ACCOUNT, AS APPLICABLE.

  D. "Securities" shall include equity or debt securities, derivatives of securities (such as options, warrants, and ADRs), closed-end mutual funds, futures, commodities and similar instruments, but do not include:

       (i) Shares of open-end mutual funds (unless otherwise directed by Compliance);

       (ii)  Direct obligations of the United States government; or

       (iii) Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements.

IV.  Restrictions
     ------------

 A.  Blackout Period Restrictions

     (i) Access Persons shall not knowingly effect the purchase or sale of a Security for an Employee Related Account on a day during which any client account has a "buy" or "sell" order for the same Security, until that order is executed or withdrawn;

     (ii) Access Persons shall not effect the purchase or sale of a Security for an Employee Related Account within seven calendar days before or seven calendar days after the same Security is traded (or contemplated to be traded) by a client account with which the Access Person is associated.

     (iii) Russell Reconstitution of the Index: Effective every June 30th, the Frank Russell Company reconstitutes the various Russell Indices. Several weeks prior to that date, Frank Russell announces the changes to the indices (the "Announcement"). A significant portion of the portfolios which DeAM advise utilize strategies involving securities included in the various Russell indices, and thus DeAM trades heavily in these securities. Therefore, for the period commencing on the day of the Announcement, and continuing until seven business days after June 30th, all Access Persons are prohibited from transacting in any Security that is added to or deleted from the Russell 3000 Index.

     (iv) Deutsche Bank Securities: During certain times of the year, all Deutsche Bank employees are prohibited from conducting transactions in the equity and debt securities of Deutsche Bank, which affect their beneficial interest in the firm. Compliance generally imposes these "blackout" periods around the fiscal reporting of corporate earnings. Blackouts typically begin two days prior to the expected quarterly or annual earnings announcement, and end two days after earnings are released publicly. Additional restricted periods may be required for certain individuals and events, and Compliance will announce when such additional restricted periods are in effect.

     (v) Exceptions to Blackout Periods (above items i, ii, and iii only) The following are exempt from the specified blackout periods:

           [ ]  Securities that are within the S&P 100 Index;
           [ ]  Futures and options transactions on indexes;
           [ ] ETF's (Exchange Traded Funds - e.g., SPDRs or "Spiders" (S&P 500 Index), DIAs or "Diamonds" (Dow Jones Industrial Average), etc.);
           [ ] Shares purchased under an issuer sponsored Dividend Reinvestment Plan ("DRIPs"), other than optional purchases;
           [ ] To the extent acquired from the issuer, purchases effected upon the exercise of rights issued pro rata to holders of a class of securities; and
           [ ] Securities purchased under an employer sponsored stock purchase plan or upon the exercise of employee stock options.

  B. New Issues (IPOs)

     Access Persons are prohibited from purchasing or subscribing for Securities pursuant to an initial public offering. This prohibition applies even if Deutsche Bank (or any affiliate of Deutsche Bank) has no underwriting role and/or is not involved with the distribution.

  C. Short -Term Trading

     Access Persons are prohibited from transacting in the purchase and sale, or sale and purchase, of the same (or equivalent) Securities within 30 calendar days. The following are exempted from this restriction:

           [ ]  Futures and options transactions on indexes;
           [ ] ETF's (Exchange Traded Funds - e.g., SPDRs or "Spiders" (S&P 500 Index), DIAs or "Diamonds" (Dow Jones Industrial Average), etc.);
           [ ] Shares purchased under an issuer sponsored Dividend Reinvestment Plan ("DRIPs"), other than optional purchases;
           [ ] To the extent acquired from the issuer, purchases effected upon the exercise of rights issued pro rata to holders of a class of securities; and
           [ ] Securities purchased under an employer sponsored stock purchase plan.

  D. Restricted List

     All Deutsche Bank employees, including all Access Persons, are prohibited from buying or selling any securities that are included on the Corporate Restricted List (available on the intranet) and/or other applicable departmental restricted lists.

  E. Private Placements

     Prior to effecting a transaction in private securities (i.e., Securities not requiring registration with the Securities and Exchange Commission, and sold directly to the investor), all Access Persons must first obtain the approval of his/her supervisor and then pre-clear the transaction with the Compliance Department, including completing a questionnaire. Any person who has previously purchased privately-placed Securities must disclose such purchases to the Compliance Department before he or she participates in a Fund's or an advisory client's subsequent consideration of an investment in the Securities of the same or a related issuer.

 Note: Transactions in Securities in derivative instruments, including warrants, convertible Securities, futures and options, etc. shall be restricted in the same manner as the underlying Security.


 V.  Compliance Procedures
     ---------------------

 A.  Designated Brokerage Accounts

     All Access Persons are required to open and maintain their Employee Related Accounts in accordance with the Deutsche Bank Employee Trading and Pre-Clearance Policy, as well as additional division-specific requirements, if any.

 B.  Pre-Clearance

     Proposed Securities transactions must be pre-cleared with the Compliance Department in accordance with the Deutsche Bank Employee Trading and Pre-Clearance Policy. The following are exempted from this restriction:

           [ ]  Futures and options transactions on indexes;
           [ ] ETF's (Exchange Traded Funds - e.g., SPDRs or "Spiders" (S&P 500 Index), DIAs or "Diamonds" (Dow Jones Industrial Average), etc.);
           [ ] Shares purchased under an issuer sponsored Dividend Reinvestment Plan ("DRIPs"), other than optional purchases;
           [ ] To the extent acquired from the issuer, purchases effected upon the exercise of rights issued pro rata to holders of a class of securities; and
           [ ] Securities purchased under an employer sponsored stock purchase plan.

  C. Reporting Requirements

     (i)   Disclosure of Employee Related Accounts/Provision of Statements

           Upon joining Deutsche Bank, new employees are required to disclose all of their Employee Related Accounts to Compliance, and must carry out the instructions provided to conform such accounts, if necessary, to Deutsche Bank policies. In addition, pursuant to Rule 17j-1 of the Act, no later than ten days after an individual becomes an Access Person, he or she must complete and return an "Initial Holdings Report" (see Appendix).

     (ii)  Quarterly Personal Securities Trading Reports ("PSTs")

           Pursuant to Rule 17j-1 of the Act, within ten (10) days of the end of each calendar quarter, all Access Persons must sign and return to Compliance a PST report, unless exempted by a division-specific requirement, if any. All PSTs that have reportable personal Securities transactions for the quarter will be reviewed by the appropriate supervisory and/or compliance person.

     (iii) Annual Holdings Report

           Once each year, at a date to be specified by Compliance, each Access Person must provide to Compliance an Annual Holdings Report (see Appendix) current as of a date not more than 30 days prior to the date of the report.

  D. Confirmation of Compliance with Policies

     Annually, each Access Person is required to sign a statement acknowledging that he or she has received this Code, as amended or updated, and confirm his or her adherence to it.


 VI. Other Procedures/Restrictions
     -----------------------------

  A. Service on Boards of Directors

     Employees may not maintain outside business affiliations (e.g., officer or director, governor, trustee, part-time employment, etc.) without the prior written approval of the appropriate senior officer of their respective business units. Service on Boards of publicly traded companies should be limited to a small number of instances. However, such service may be undertaken based upon a determination that these activities are consistent with the interests of DeAM and its clients. Employees serving as directors will not be permitted to participate in the process of making investment decisions on behalf of clients which involve the subject company.

  B. Gifts

     (i)   Accepting Gifts

           Employees are prohibited from soliciting or accepting any personal payment or gift to influence, support or reward any service, transaction or business involving Deutsche Bank, or that appears to be made or offered in anticipation of any future service, transaction or business opportunity. A payment or gift includes any fee, compensation, remuneration or thing of value./2/ However, subject to the prerequisites of honesty, absolute fulfillment of fiduciary duty


-----------------------------
/2/ Under the Bank Bribery Act and other applicable laws and regulations, severe penalties may be imposed on anyone who offers or accepts such improper payments or gifts. If you receive or are offered an improper payment or gift, or if you have any questions as to the application or interpretation of Deutsche Bank's rules regarding the acceptance of gifts, you must bring the matter to the attention of the Compliance Department.

           to Deutsche Bank, relevant laws and regulations, and reasonable conduct on the part of the employee, the acceptance of some types of reasonable business gifts received by employees may be permissible, and the rules are as follows:

           . Cash gifts of any amount are prohibited. This includes cash equivalents such as gift certificates, bonds, securities or other items that may be readily converted to cash.

           . Acceptance of non-cash gifts, souvenirs, tickets for sporting or entertainment events, and other items with a value less than U.S. $100 or its equivalent is generally permitted, when it is clear that they are unsolicited, unrelated to a transaction and the donor is not attempting to influence the employee.

           . Acceptance of gifts, other than cash, given in connection with special occasions (e.g., promotions, retirements, weddings, holidays), that are of reasonable value in the circumstances are permissible.

           . Employees may accept reasonable and conventional business courtesies, such as joining a customer or vendor in attending sporting events, golf outings or concerts, provided that such activities involve no more than the customary amenities.

           . The cost of working session meals or reasonable related expenses involving the discussion or review of business matters related to Deutsche Bank may be paid by the customer, vendor or others, provided that such costs would have otherwise been reimbursable to the employee by Deutsche Bank in accordance with its travel and entertainment and expense reimbursement policies.

     (ii)  Gift Giving (to Persons other than Government Officials)

           In appropriate circumstances, it may be acceptable and customary for DeAM to extend gifts to customers or others who do business with Deutsche Bank. Employees should be certain that the gift will not give rise to a conflict of interest, or appearance of conflict, and that there is no reason to believe that the gift will violate applicable codes of conduct of the recipient. Employees with appropriate authority to do so may make business gifts at DeAM's expense, provided that the following requirements are met:

           . Gifts in the form of cash or cash equivalents may not be given regardless of amount.

           . The gift must be of reasonable value in the circumstances, and should not exceed a value of U.S. $100 unless the specific prior approval of the appropriate Managing Officer/3/ is obtained.

           . The gift must be lawful and in accordance with generally accepted business practices of the governing jurisdictions.

           . The gift must not be given with the intent to influence or reward any person regarding any business or transaction involving DeAM.


-----------------------------
/3/ For purposes of this policy, "Managing Officer" is defined as an officer of at least the Managing Director level to whom the employee directly or indirectly reports, who is in charge of the employee's unit (e.g., a Department Head, Division Head, Function Head, Group Head, General Manager, etc).

     (iii) Gifts to Government Officials

           The Compliance Department must be contacted prior to making any gift to a governmental employee or official. Various governmental agencies, legislative bodies and jurisdictions may have rules and regulations regarding the receipt of gifts by their employees or officials. In some cases, government employees or officials may be prohibited from accepting any gifts. (See next section for additional rules regarding political contributions.)

  C. Rules for Dealing with Governmental Officials and Political Candidates

     (i)   Corporate Payments or Political Contributions

           No corporate payments or gifts of value may be made to any outside party, including any government official or political candidate or official, for the purpose of securing or retaining business for Deutsche Bank, or influencing any decision on its behalf.

           . The Federal Election Campaign Act prohibits corporations and labor organizations from using their general treasury funds to make contributions or expenditures in connection with federal elections, and therefore Deutsche Bank departments may not make contributions to U.S. Federal political parties or candidates.

           . Corporate contributions to political parties or candidates in jurisdictions not involving U.S. Federal elections are permitted only when such contributions are made in accordance with applicable local laws and regulations, and the prior approval of a member of the DeAM Executive Committee has been obtained, and the Deutsche Bank Americas Regional Cost Committee has been notified.

              Under the Foreign Corrupt Practices Act, Bank Bribery Law, Elections Law and other applicable regulations, severe penalties may be imposed on Deutsche Bank and on individuals who violate these laws and regulations. Similar laws and regulations may also apply in various countries and legal jurisdictions where Deutsche Bank does business.

     (ii)  Personal Political Contributions

           No personal payments or gifts of value may be made to any outside party, including any government official or political candidate or official, for the purpose of securing business for Deutsche Bank or influencing any decision on its behalf. Employees should always exercise care and good judgment to avoid making any political contribution that may give rise to a conflict of interest, or the appearance of conflict. For example, if a DeAM business unit engages in business with a particular governmental entity or official, DeAM employees should avoid making personal political contributions to officials or candidates who may appear to be in a position to influence the award of business to Deutsche Bank.

     (iii) Entertainment of Government Officials

           Entertainment and other acts of hospitality toward government or political officials should never compromise or appear to compromise the integrity or reputation of the official or Deutsche Bank. When hospitality is extended, it should be with the expectation that it will become a matter of public knowledge.

  D. Confidentiality

     Access Persons must not divulge contemplated or completed securities transactions or trading strategies of DeAM clients to any person, except as required by the performance of such person's duties, and only on a need-to-know basis. In addition, the Deutsche Bank policies on confidential information, which are contained within the Code of Professional Conduct must be observed.

VII.  Sanctions
      ---------

Any Access Person who violates this Code may be subject to disciplinary actions, including possible dismissal. In addition, any Securities transactions executed in violation of this Code, such as short-term trading or trading during blackout periods, may subject the employee to a financial penalty, including but not limited to, unwinding the trade and/or disgorging of the profits. Finally, violations and suspected violations of criminal laws will be reported to the appropriate authorities as required by applicable laws and regulations.

VIII. Interpretations and Exceptions
      ------------------------------

Compliance shall have the right to make final and binding interpretations of this Code, and may grant an exception to certain of the above restrictions, as long as no abuse or potential abuse is involved. Each Access Person must obtain approval from the Compliance Department before taking action regarding such an exception. Any questions regarding the applicability, meaning or administration of this Code shall be referred in advance of any contemplated transaction, to Compliance.

                                                       Deutsche Asset Management



                                ACKNOWLEDGEMENT


In connection with my employment with one or more of the legal entities which make up Deutsche Asset Management, I acknowledge that I have received, read and understand the Deutsche Asset Management Code of Ethics issued May, 2000, and agree to adhere to and abide by its provisions.

I understand that any violation(s) of this Code of Ethics is grounds for immediate disciplinary action up to, and including, dismissal.


Signature
             --------------------------------
Print Name
             --------------------------------
Legal Entity
             --------------------------------
Date
             --------------------------------


  Please return this form to DeAM Compliance at 130 Liberty Street, 17th Floor
                               (Mail Stop 2172).

                                                       Deutsche Asset Management


To:    "Access Person"
From:  DeAM Compliance
Re:    Initial/Annual Holdings Report - Personal Securities Accounts

--------------------------------------------------------------------------------

In conformance with Securities and Exchange Commission Rule 17j-1 pursuant to the Investment Company Act of 1940 you are required to provide Compliance with this "Initial Holdings Report" within 10 days of joining Deutsche Asset Management ("DeAM"), and annually thereafter.

Accordingly, please fill in the following requested information (or attach a copy of your most recent statement) for all securities/4/ either held directly or held in your Employee-Related Accounts/5/.

    Broker/Acct.#        Name of Issuer      No. of Shares     Principal Amount
-------------------   -------------------  -----------------  -----------------
-------------------   -------------------  -----------------  -----------------
-------------------   -------------------  -----------------  -----------------
-------------------   -------------------  -----------------  -----------------
-------------------   -------------------  -----------------  -----------------
-------------------   -------------------  -----------------  -----------------
-------------------   -------------------  -----------------  -----------------
-------------------   -------------------  -----------------  -----------------
-------------------   -------------------  -----------------  -----------------
-------------------   -------------------  -----------------  -----------------
-------------------   -------------------  -----------------  -----------------
-------------------   -------------------  -----------------  -----------------
-------------------   -------------------  -----------------  -----------------
-------------------   -------------------  -----------------  -----------------
-------------------   -------------------  -----------------  -----------------
-------------------   -------------------  -----------------  -----------------
-------------------   -------------------  -----------------  -----------------
-------------------   -------------------  -----------------  -----------------
-------------------   -------------------  -----------------  -----------------
-------------------   -------------------  -----------------  -----------------

Signature:                                    Date:
           ------------------------------           ---------------------------

Print Name:                                   Expense Code:
           ------------------------------                   -------------------


-----------------------------
/4/ "Securities" includes equity or debt securities (both privately and publicly offered), derivatives of securities (such as options, warrants, indexes and ADRs), futures, commodities and similar instruments, but does not include:
(i) shares of open-end mutual funds (unless otherwise directed by compliance) or
(ii) direct obligations of the United States government.

/5/ "Employee Related Accounts" include (i) employee's own accounts; (ii) the employee's spouse's accounts and the accounts of minor children and other members of the household (whether by marriage or similarly committed status) living in the employee's home; (iii) accounts in which the employee, his/her spouse/domestic partner, minor children or other persons living in their home have a beneficial interest (i.e., share in the profits even if there is no influence on voting or disposition of shares); and (iv) accounts (including corporate accounts and trust accounts) over which the employee or his/her spouse/domestic partner exercises investment discretion or control.

        **PLEASE COMPLETE AND RETURN TO COMPLIANCE AT MAIL STOP 2172**

                                     NOTICE
                                     ------


On the following pages are the Deutsche Bank Compliance Policies and Procedures relating to personal trading by employees. All employees of Deutsche Bank in the Americas (including employees of Deutsche Asset Management and the Mutual Funds Group of DeAM) are required to comply with the policies therein in addition to complying with the DeAM Code of Ethics ("the Code").

Since the Deutsche Bank Compliance Policies and Procedures are a separate set of rules which correspond to the Deutsche Bank Code of Professional Conduct, terms and definitions may differ from those used in the Code. In some cases, the rules in the Code are more restrictive than the rules in the Deutsche Bank Compliance Policies and Procedures. Please note specifically:

Outside Accounts.

The rule allowing employees to maintain personal securities accounts at Deutsche Bank or another "approved brokerage firm" does not apply to employees of the
     --                                        ---
Mutual Funds Group of DeAM. Employees of the Mutual Funds Group are required to
------------------                           ------------------
maintain personal accounts (except open-end mutual fund only accounts) only at Deutsche Bank (Alex.Brown), unless they have received an exemption from Mutual Funds Compliance.

Pre-Clearance.

The rules relating to pre-clearance differ for employees of the Mutual Funds
                                                                ------------
Group of DeAM.  Until the Mutual Funds Group receives the Employee Trade Request
-----
System, the pre-clearance process requires the submission of an Employee Trading Pre-Clearance Form to Sarah Reilly in Mutual Funds Compliance (410-895-3499)

and calling Corporate Compliance (212-469-8787).
---

Blackout Period.

The blackout period(s) in the Code is more broad than the blackout period in the
                                      ----------
Deutsche Bank Compliance Policies and Procedures. DeAM employees are subject to an additional blackout period surrounding trades by DeAM client accounts, as described in the Code.

Initial Public Offerings.

DeAM employees are prohibited from purchasing securities in any initial public
                   ----------                               ------------------
offering.  This prohibition applies even if Deutsche Bank has no underwriting
--------
role and/or is not involved with the distribution.

Questions about these requirements? Please call Jeff Silver (212-250-8053) or Mary Mullin (212-250-8353) in DeAM Compliance or Felicia Emry (410-895-3826) or
                              ---------------
Sarah Reilly (410-895-3499) in DeAM Mutual Funds Compliance.
                               ----------------------------

--------------------------------------------------------------------------------
NOTE: Parts of the procedure (the section dealing with approved brokerages in particular) detailed below was not yet effective for DeAM employees at the time this Code was approved and is provided for future reference. You will be notified in advance of implementation and applicability. Until such time, you must continue to call 212-469-8787 to pre-clear all Securities transactions, and maintain accounts with and transact only through current legacy approved brokers.
--------------------------------------------------------------------------------


                       COMPLIANCE POLICIES AND PROCEDURES

=================================================================================================
No.:   101                              Subject:   Employee/Employee Related Trading
-------------------------------------------------------------------------------------------------
Effective Date: 10/1/97                 Approved By:   Mary Owen   MD/Compliance
-------------------------------------------------------------------------------------------------
Revision Date:  5/20/99                 Applicability:   All Personnel
=================================================================================================

Employee Trading Policy -- Employee Accounts

  Introduction

  The Employee/Employee-Related Trading Policy is designed to prevent legal, business and ethical conflicts and to guard against the misuse of proprietary or confidential information. In addition, the policy is intended to discourage employees from engaging in personal trading on a scale that would distract them from their daily responsibilities to the Firm. Employees are cautioned not to engage in trading that might result in the appearance of impropriety. Deutsche Bank ("DB") strongly encourages investment by employees that is long-term in nature, and strongly discourages short-term, speculative trading.

  To whom does this policy apply?

  This policy applies to the brokerage accounts of employees, long-term temporary employees, full-time consultants, and to those accounts over which such persons expect to exercise influence or control, including (1) accounts of your spouse, minor children or relatives of you or your spouse to whom substantial support is contributed; (2) accounts of any other member of your household, such as a relative (of you or your spouse) living in your home;
(3) trust accounts for which you act as trustee, custodian, power-of-attorney or otherwise exercise any type of guidance or influence; and (4) corporate accounts that you directly or indirectly control. All such accounts are referred to as "Employee/Employee-Related Accounts".

a. Employee/Employee-Related Accounts (In-house--At an Approved Brokerage Firm)

  DB requires that its employees maintain their brokerage accounts at an "Approved Brokerage Firm" as determined by DB. If you choose to maintain your accounts "in-house", your accounts will be established and serviced by Alex Brown. If you decide to maintain your accounts outside of DB you are required to make written application identifying yourself as a DB employee. Transactions effected in Employee/Employee-Related Accounts are subject to continuous review by the Control Group on a regular basis. The Control Group will receive duplicate confirmations and monthly statements for every account. Accounts established without the prior approval of your Supervisor and the Control Group may be frozen.

b. Trading Pre-Clearance

  All trades in an Employee/Employee-Related Account must be pre-cleared by your Supervisor and by Compliance. Until your group has received the Employee Trade Request ("ETR") System, the pre-clearance process requires the submission of an "Employee Trading Pre-Clearance Form" to your Supervisor, or respective delegate, and Compliance. Execution of a trade may not take place until you have received both approvals. Failure to obtain the required approvals will result in cancellation of your transaction. Losses incurred by you as the result of the cancellation of unauthorized trading will be charged to the account in question. Profits in trades that were not pre-cleared must be given to a charitable organization.

  Approvals are good for the day on which they are issued. The one exception is for trade requests placed after 4:00 PM ET; these will be valid for the next trading day.

  GTC ORDERS (Good Till Canceled): GTC orders will not be approved. The sole
  --------------------------------
  exception is the entering of a STOP-LIMIT order simultaneously with the initial BUY order.

c. Black-Out, Holding Periods and Other Prohibitions

  The following black-out and holding periods apply to each transaction in your account or in an Employee-Related Account, as previously defined. These requirements enable Compliance to more efficiently monitor the trading activities of DB employees and to prevent trading by employees in sensitive departments (i.e., Investment Banking, Research, Capital Markets) that could be perceived as inappropriate.

  Black-Out Period: The "black-out" period is described as two business days
  ----------------
  immediately preceding the release of quarterly earnings, and two business days after the release of quarterly earnings. No employee of Investment Banking, Research, or Capital Markets areas will receive clearance from their Reviewing Department Head ("RDH") to purchase or sell securities during this period. Exceptions may be granted only on a case-by-case basis, by Compliance.

  Holding Periods: The firm imposes a holding period for all investments in
  ----------------
  equity, non-investment grade debt, preferred instruments and any security that is convertible into such securities. Exceptions may be granted only on a case-by-case basis, by Compliance. The standard holding periods are:

       . Investment Banking - 6 months
       . All Others - 30 days
       . Alex Brown Retail - None

  As a general rule, no employee of the Research Division, Investment Banking Division, or Capital Markets Division may trade in the securities of issuers that are covered by you, i.e., the Research Analyst covering XYZ may not trade XYZ securities, the Investment Banker servicing XYZ may not trade XYZ securities. Exceptions to this general rule will be made on a case by case basis, at the sole discretion of Compliance.

d. Options, Futures, Options on Futures and Other Derivative Securities

  You may trade options (except for uncovered options), futures, options on futures, forwards, warrants or options on physical commodities or currencies subject to a 30 day holding period. You may not write covered calls, unless you have held the underlying security for the required 30 day or 6 month holding period.

  Short sales are permitted only to the extent they are "short vs. the box" or covered. Compliance monitors employee-trading carefully for adherence to these guidelines. Employees found violating these policies may be subject to sanctions, including the suspension of trading privileges and termination.

e. Primary and Secondary Public Offerings

  You may not purchase any security that is part of a primary or secondary offering on which DB is acting as a lead or co-managing underwriter until the offering is priced and the syndicate is terminated.

  Please keep in mind that the NASD has regulations prohibiting associated persons of member firms from purchasing public offerings that are considered HOT ISSUES. Hot Issues are defined as public offerings that are trading in the secondary market at a price above the offering price.

f. Restrictions Arising from DB's Research Recommendations

  You are restricted from trading in an issuer's securities for a period of two days from the time a DB research analyst initiates coverage, or changes the recommendation on that issuer. If you are aware of any such research recommendation prior to publication, you are prohibited from trading for your own account from the time you learn of the research recommendation until two business days after its publication. The New York Stock Exchange and the National Association of Securities Dealers regularly inquire about trades executed ahead of a research rating change or initiation of coverage.

g. Information Regarding Customer or Firm Orders

  You are prohibited from "frontrunning" customer or Firm orders, i.e., trading for your own account with knowledge and in advance of a customer or Firm order in the same security.

  In addition, you are strongly discouraged from "piggybacking" on customer or Firm trades, i.e., engaging in identical trades as those that a client or Firm account has completed. While piggybacking is not itself illegal, it can create the appearance of impropriety.

h. Trading Securities that are on DB's Restricted List

  Employees of DB may not effect trades in securities that appear on the Restricted List. For your information and convenience, the Restricted List is posted daily on CCMail under the Compliance Department's Bulletin Board and is also available on the Intranet Homepage.

                                                                 Deutsche Bank @


PROCEDURES FOR ESTABLISHING BROKERAGE ACCOUNTS
----------------------------------------------

The Deutsche Bank ("DB") Compliance Policy requires all DB personnel to take a number of steps with respect to their personal securities accounts and transactions. The Policy requires that all personal securities accounts be maintained at an "Approved Brokerage Firm."

Firms currently designated as "Approved Brokerage Firms"

The Compliance Department has established procedures that have allowed the designation of the majority of Broker/Dealers as "Approved Brokerage Firms", the main requirement being the Carrying Broker/Dealer's ability to deliver confirmations of transactions electronically to the DB's Employee Trading & Surveillance Group.

The following firms are the only Broker/Dealers not approved for use by DB employees.

1.  Datek On-Line Securities
2.  Ernst & Company

If you choose to establish/maintain your accounts at an Approved Brokerage Firm, you are required to make a written application to that Firm, identifying yourself as a DB employee (see attachment).

Special arrangements have been established with Alex.Brown, Fidelity Investment, Merrill Lynch, Morgan Stanley Dean Witter, Quick & Reilly, and Salomon Smith Barney for DB employees wishing to establish accounts with these firms.

Contacts: Alex.Brown, Employee Brokerage Center 1-800-776-7564 (ext. 3).
          Fidelity Brokerage Services 212-371-2327
          Merrill Lynch Account Manager, Richard Verlin, 212-236-5044
          Morgan Stanley Dean Witter Account Manager, Doug Dalmedo, 212-883-7750 Quick & Reilly 212-232-4728
          Salomon Smith Barney (Rasweiler Group) 212-643-5769

                                                                 Deutsche Bank @


                                                      ---------------------
                                                      Date

                                                      ---------------------
                                                      Account Number

                                                      ---------------------
                                                      Account Title

                                                      ---------------------
                                                      Tax ID Number

----------------------------------
Name of Carrying Broker Dealer

----------------------------------
Address

----------------------------------
                         RE: Intent to open an account


To Whom it may concern;

As an employee, or an associated person of a Member Firm, Deutsche Bank Group ("DB"), I am obligated under NYSE Rule 407(a) to express my intention to open a securities or commodities account with your firm in writing both to you as the carrying firm and to my employer.

This letter shall serve as notification that I intend to establish such an account with your firm and the signature of the Reviewing Department Head (or his Authorized Delegate) below shall evidence said notification of my employer.

You will receive detailed instructions regarding the delivery of duplicate confirmations and statements directly from DB's Compliance Department once the account has been established and an account number has been provided.

Should you require further information please contact Milagros Fernandez at
(212) 469-8614.

                     Very truly yours,



----------------------------------            ----------------------------------
Reviewing Dept. Head                          Employee


CC:  Reviewing Department Head
     Compliance Department (with account #)

-------------------------------------------------------------------------------
NOTE: The procedure detailed below was not yet effective for DeAM at the time this Code was approved and is provided for future reference. You will be notified in advance of implementation and availability. Until such time, you must continue to call 212-469-8787 to pre-clear all Securities transactions.
-------------------------------------------------------------------------------


PROCEDURES FOR PRE-CLEARING PERSONAL TRADES
-------------------------------------------

In order to facilitate the above referenced process with as little inconvenience as possible, Compliance has designed a web site on the IntraNet. The site includes a Compliance Home Page with a Restricted List query facility and a menu of "Employee Trading Pre-Clearance Forms". The form that you are required to fill out and submit for approval will depend upon your place of employment. Be sure to select the appropriate form. The site provides for the automatic submission of the form to your supervisor and Compliance. When the form is approved it will be routed back to you for your records, at which point you may proceed with the execution of your transactions.

The following are instructions for placing an Employee Trade Request ("ETR"):

1. Launch Netscape

2. Double click on U.S. Compliance (located under Staff Services on the DB Intranet Home Page)

3. Select Employee Trade Request from the Compliance Department Webpage

4. Type in User Name and Password (case sensitive)

5. The system will ask you to verify your user information. Click "Here to Submit".

6. Type the Security Name in the query box. (If the security is on the Restricted List, ETR will prompt you to call Compliance. If the security is not on the Restricted List, ETR will let you proceed to the Forms Webpage.)

7. Select the Request Form that corresponds to your department. Upon submitting your request, ETR will send an e-mail message informing your supervisor that a trade request is open. Once your supervisor approves your request, you will receive another e-mail giving you authorization to execute your trade.

If your supervisor is not available, input your request ticket and contact Compliance on extension 8787 for approval.

With the exception of discretionary or third party managed account, all employee and/or employee related accounts must be pre-cleared. Failure to adhere to DB's Employee Trading Policy may result in trades being revoked and/or removal of 407 authorization letter.

Please Note: All employees are subject to a 30-day holding period with the exception of Investment Banking employees who have a 6-month holding period, and Alex Brown Retail Brokers who have no holding period.

                             ICC Distributors, Inc.
                                 Code of Ethics
                                January 1, 1999
                         as amended September 30, 1999

INTRODUCTION

     This Code of Ethics (the "Code") has been adopted by ICC Distributors, Inc. ("ICC"). This Code pertains to ICC's distribution services to registered investment companies or series thereof (each a "Fund"), except that this Code does not apply if ICC (i) is not an affiliated person of the Fund or its adviser and (ii) none of ICC's officers or directors serve as an officer, director or general partner of the Fund or investment adviser. In addition, this Code pertains to those officers of ICC who serve as officer or trustee of a Fund distributed by ICC. This Code establishes standards and procedures for the detection and prevention of activities by which persons having knowledge of the investments and investment intentions of a Fund may abuse their fiduciary duties to the Fund and addresses other types of conflict of interest situations.

I.   POLICY STATEMENT

     ICC forbids any Access Person (as defined below) from engaging in any conduct which is contrary to (i) this Code, (ii) ICC's Insider Trading Policy and Related Procedures and (iii) the rules of the National Association of Securities Dealers Regulation, Inc., as applicable. In addition to the prohibitions and reporting requirements of this Code, many Access Persons are also subject to the other restrictions or requirements which affect their ability to open securities accounts, effect securities transactions, report securities transactions, maintain information and documents in a confidential manner and other matters relating to the proper discharge of their obligations to ICC. These include contractual arrangements between the Access Person and ICC and policies adopted by ICC concerning confidential information and documents.

     ICC has always held itself and its employees to the highest ethical standards. While this Code is only one manifestation of those standards, compliance with its provisions is essential. Failure to comply with this Code is a very serious matter and may result in disciplinary action being taken. Such action can include among other things, monetary fines, disgorgement of profits, suspension or even termination of employment.

II.  DEFINITIONS

     (a)  Access Person:
          -------------

     (i) of ICC means each director or officer of ICC who in the ordinary course of business makes, participates in or obtains information regarding the purchase or sale of securities for a Fund or whose functions or duties as part of the ordinary course of business relate to the making of any recommendation to a Fund regarding the purchase or sale of securities.

     (b) Act means the Investment Company Act of 1940, as amended.
         ---

     (c) security held or to be acquired by means any security (as defined
         ----------------------------------
below) which, within the most recent 15 days, (i) is or has been held by the applicable Fund or (ii) is being or has been considered by the applicable Fund or its investment adviser for purchase by the applicable Fund.

     (d) beneficial owner shall have the meaning as that set forth in Rule 16a-
         ----------------
1(a)(2) under the Securities Exchange Act of 1934, as amended, except that the determination of direct or indirect beneficial ownership shall apply to all securities which an Access Person has or acquires. A beneficial owner of a security is any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest (the
                                     -------------------------------------
          opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities) in a security.

     Indirect pecuniary interest in a security includes securities held by a
     ---------------------------
person's immediate family sharing the same household , unless the Compliance Department in writing states otherwise. Immediate family means any child,
                                         ----------------
stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships).

     (e) Fund Officer means any officer of ICC who is an officer or trustee of a
         ------------
Fund distributed by ICC.

     (f) purchase or sell a security means obtaining or disposing of "beneficial
         ---------------------------
ownership" of that security and includes, among other things, the writing of an option to purchase or sell a security.

     (g) security shall mean a "security" as defined in Section 2(a)(36) of the
         --------
Act; provided, however, that the term security shall not include:

     (i) "Government security" as defined in Section 2(a)(16) of the Act with a maturity of less than 13 months as defined in Rule 2a-7 under the Act;

     (ii) bankers' acceptances and bank certificates of deposits and time deposits;

     (iii) commercial paper;

     (iv)  repurchase agreements covering any of the foregoing; and

     (v)   shares of registered open-end, investment companies.

III. PROHIBITED TRANSACTIONS

     (a) Prohibition Against Fraudulent Conduct.  No Access Person shall use any
         --------------------------------------
information concerning a security held or to be acquired by a Fund, or the Access Person's ability to influence such investment intentions, for personal gain or in a manner detrimental to the interests of a Fund. In addition, no Access Person or employee of ICC shall, directly or indirectly:

     (i) employ any device, scheme or artifice to defraud a Fund or engage in any manipulative practice with respect to a Fund;

     (ii) make to a Fund, any untrue statement of a material fact or omit to state to a Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading; or

     (iii) engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon a Fund.

     (b) Access Person Blackout Period.  No Access Person shall execute
         -----------------------------
securities transactions on a day during which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership on a day during which he or she knows or should have known the Fund in the Access Person's complex has a pending "buy" or "sell" order in that same security until that order is executed or withdrawn.

     (c) Fund Officer Prohibition.  No Fund Officer shall directly or indirectly
         ------------------------
seek to obtain information (other than that necessary to accomplish the functions of the office) from any Fund portfolio manager regarding (i) the status of any pending securities transaction for a Fund or (ii) the merits of any securities transaction contemplated by the Fund Officer.

     (d) Blackout Period Exclusions and Definitions.  The following transactions
         ------------------------------------------
shall not be prohibited by this Code and are not subject to the limitations of Sections III (b) and (c):

     (i) purchases or sales over which an Access Person has no direct or indirect influence or control (for this purpose, an Access Person is deemed to have direct or indirect influence or control over the accounts of a spouse, minor children and relatives residing in the Access Person's home);

     (ii)  purchases which are part of an automatic dividend reinvestment plan;

     (iii) purchases or sales which are non-volitional on the part of the Access Person; and

     (iv) purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer.

     Trading by any Access Person shall be exempt from the limitations of
Section III (b) and (c) provided that (i) the market capitalization of a particular security exceeds $1 billion and (ii) pending orders of FIA do not exceed two percent of the daily average trading volume of the security for the prior 15 days.

     For purposes of Sections III (b) and (c), and subject to Section III (g) below, the (i) common stock and any fixed income security of an issuer shall not be deemed to be the same security and (ii) non-convertible preferred stock of an issuer shall be deemed to be the same security as the fixed income securities of that issuer; convertible preferred stock shall be deemed to be the same security as both the common stock and fixed income securities of that issuer.

     (e) When Preclearance Is Required.  The following transactions require
         -----------------------------
prior written approval by the Chief Compliance Officer:

     (i) purchasing an initial public offering of securities for which no public market in the same or similar securities of the issue has previously existed; and

     (ii) acquiring securities in a private placement. Any Access Person who has taken a personal position through a private placement will be under an affirmative obligation to disclose that position if he plays a material role in a Fund's subsequent investment decision regarding the same issuer; and once disclosure is given, an independent review of the Fund's investment decision will be made.

     (f) Other Prohibited Transactions.  The following actions of Access Persons
         -----------------------------
are prohibited by this Code:

     (i) inducing or causing a Fund to take action or to fail to take action, for personal benefit rather than for the benefit of the Fund;

     (ii) accepting anything other than of de minimus value or any other preferential treatment from any broker-dealer or other entity with which a Fund does business;

     (iii) establishing or maintaining an account at a broker-dealer, bank or other entity through which securities transactions may be effected without written notice to the Chief Compliance Officer prior to establishing such an account;

     (iv) using knowledge of portfolio transactions of a Fund for their personal benefit or the personal benefit of their friends or relatives;

     (v) violating the anti-fraud provisions of the federal or state securities laws;

     (vi) serving on the boards of directors of publicly traded companies, absent prior authorization based upon a determination that the board service would be consistent with the interests of the Fund and its shareholders.

     (g) Undue Influence.  No Access Person shall cause or attempt to cause any
         ---------------
Fund to purchase, sell or hold any security in a manner calculated to create any personal benefit to the Access Person. No Access Person shall recommend any securities transactions for a Fund without having disclosed (through reports in accordance with Section IV, preclearance in accordance with Section III(e), or otherwise) the Access Person's interest, if any, in such securities or the issuer thereof, including, without limitation, (i) the Access Person's direct or indirect beneficial ownership of any securities of such issuer, (ii) any position with such issuer or its affiliates and (iii) any present or proposed business relationship between such issuer or its affiliates, on the one hand, and such person or any party in which such person has a significant interest, on the other hand.

     (h) Corporate Opportunities.  No Access Person shall take personal
         -----------------------
advantage of any opportunity properly belonging to a Fund.

     (i) Confidentiality.  Except as required in the normal course of carrying
         ---------------
out an Access Person's business responsibilities, no Access Person shall reveal information relating to the investment intentions or activities of any Fund, or securities that are being considered for purchase or sale on behalf of any Fund.

IV.  REPORTING REQUIREMENTS

     (a) Access Person Reporting.  All Access Persons must report all securities
         -----------------------
transactions (except those described in Section III (d)) in any security in which the Access Person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership. No Access Person is required to make a report with respect to transactions effected for any account over which such person does not have any direct or indirect influence or control. The filing of duplicate confirms and statements on all securities transactions shall be deemed to satisfy these reporting requirements. Access Persons shall disclose all securities holdings upon commencement of Access Person status and thereafter on an annual basis.

     (b) Report Contents.  Every report shall be made by submitting a duplicate
         ---------------
confirmation and statement to the Chief Compliance Officer which shall be submitted no later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain, at a minimum, the following information:

     (i) the date of the transaction, the title and number of shares, and the principal amount of each security involved;

     (ii)  the nature of the transaction (i.e., purchase, sale or other type of
                                          ----
           acquisition or disposition);

     (iii) the price at which the transaction was effected; and

     (iv) the name of the broker, dealer or bank with or through whom the transaction was effected.

     (c) Report Qualification.  Any report may contain a statement that the
         --------------------
report shall not be construed as an admission by the person making the report that he or she has any direct or indirect beneficial ownership in the securities to which the report relates.

     (d) Insider Trading Policy and Related Procedures.  The reports required
         ---------------------------------------------
herein are in addition to any reports that may be required under ICC's Insider Trading Policy and Related Procedures.

     (e) Account Opening Procedures.  Access Persons shall provide written
         --------------------------
notice to the Chief Compliance Officer prior to opening any account (or maintaining any account) with any broker-dealer or other entity through which securities transaction may be effected. Access Persons must also give written notice to their broker that they are employed by or associated with ICC, a member firm of the NASD. In addition, all Access Persons will promptly:

     (i) provide full access to ICC, its agents and attorneys to any and all records and documents which ICC considers relevant to any securities transactions or other matters subject to this Code;

     (ii) cooperate with ICC, or its agents and attorneys, in investigating any securities transactions or other matter subject to this Code;

     (iii) provide ICC, its agents and attorneys with an explanation (in writing if requested) of the facts and circumstances surrounding any securities transaction or other matter subject to this Code; and

     (iv) promptly notify the Chief Compliance Officer or such other individual as ICC may direct, in writing, from time to time, of any incident of noncompliance with this Code by any Access Person.

     (f) Fund Officers.  Fund Officers shall be treated as Access Persons and
         -------------
are subject to the provisions of this Code. The Chief Compliance Officer may exempt any such person from certain provisions hereof if the person is subject to similar requirements of a Fund's Code of Ethics.

VI.  PROCEDURAL MATTERS

     (a) Role of the Compliance Officer.  The Chief Compliance Officer or his
         ------------------------------
designee shall:

     (i)   inform each Access Person of the requirements of this Code;

     (ii) maintain and cause to be maintained record of any violation of any Code of Ethics adopted by ICC and of any action taken as a result of such violation, each for a period of not less than six years in an easily accessible place, and report to the General Counsel the facts and circumstances of any material violation;

     (iii) maintain a copy of each report made for a period of not less than six years, the first three years in an easily accessible place;

     (iv) maintain a list of all persons who are, or within the past five years have been, required to make reports pursuant to any Code of Ethics adopted by ICC, in an easily accessible place; and

     (v) maintain a signed acknowledgment by each person who is then an Access Person, in the form of Attachment A.

     (b) Sanctions.  Failure to comply with the provisions of this Code in any
         ---------
material respect is a serious matter and can result in disciplinary action. Upon discovering a violation of this Code, ICC may impose such sanctions as it deems appropriate, including, among other things, a letter of censure, disgorgement of profits, suspension or termination of the employment of the violator.

     (c) Review by the Board of Directors.  ICC shall prepare an annual report
         --------------------------------
to each Fund's board of directors that, at a minimum,

     (i) summarizes existing procedures concerning personal investing and any changes in the procedures made during the past year;

     (ii) identifies any violations requiring significant remedial action during the past year; and

     (iii) identifies any recommended changes in existing restrictions or procedures based upon the Fund's experience under the Code, evolving industry practices, or developments in applicable laws or regulations.

                                      ICC
                                 Code of Ethics

                                  ATTACHMENT A
                                 ACKNOWLEDGMENT


I have read and I understand the ICC Code of Ethics, as adopted by ICC Distributors, Inc. as amended September 30, 1999 and will comply with it in all respects. In addition, I certify that I have complied with the requirements of the Code of Ethics and I have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code.



---------------------------------------          ---------------------------
               Signature                                     Date


---------------------------------------
              Printed Name

This form must be completed and returned to ICC's Compliance Department.